UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 13, 2024

YIELD10 BIOSCIENCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33133	04-3158289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19 Presidential Way, Woburn, Massachusetts		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 583-1700
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	YTEN	The Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing
As previously disclosed, Yield10 Bioscience, Inc. ("Yield10" or the "Company") requested an appeal of the Nasdaq Listing Qualifications Department's ("Staff") determination that the Company had not satisfied the terms of an extension that the Company had been granted to meet Nasdaq listing requirements relating to minimum stockholders' equity. Yield10 participated in a hearing before the Nasdaq Hearings Panel ("Panel") on February 6, 2024. On February 13, 2024, the Company was notified by the Panel that it had been granted an additional extension to remain listed on The Nasdaq Capital Market until May 13, 2024, subject to certain conditions. These conditions include that the Company provide a written update on the status of its plans to obtain financing and strengthen its balance sheet by March 15, 2024, as well as provide prompt notification of any significant events that may occur during the period of extension that may affect the Company's compliance with Nasdaq requirements.
Also as previously disclosed, on September 25, 2023, Yield10 received a deficiency letter from the Staff notifying the Company that it was not in compliance with the requirement to maintain a minimum bid price of at least $1.00 per share pursuant to Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until March 25, 2024, to regain compliance with this listing requirement. To regain compliance, the closing bid price of the Company’s common stock must be $1.00 per share or more for a minimum of 10 consecutive business days at any time before March 25, 2024. If the Company does not regain compliance with Rule 5550(a)(2) by March 25, 2024, the Company may be eligible for an additional 180 calendar day compliance period.
The Company continues to work diligently to regain compliance with all applicable Nasdaq listing criteria; however, there can be no assurance that the Company will be able to satisfy the continued listing criteria during the extension period relating to the stockholders' equity requirement that ends on May 13, 2024.
Except for the factual statements made herein, information contained in this report consists of forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and assumptions that are difficult to predict. Words such as “will,” “believes,” “intends,” “expects,” “plans,” and similar expressions, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and actual actions or events could differ materially from those contained in such statements. For example, there can be no assurance that the Company will be able to regain compliance with the minimum stockholders' equity, bid price requirement, or other Nasdaq compliance standards during such compliance period or in the future; or that if such standards are met, the Company can maintain compliance in the future. The forward-looking statements contained in this report speak only as of the date of this report and the Company undertakes no obligation to publicly update any forward-looking statements to reflect changes in information, events or circumstances after the date of this report, unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YIELD10 BIOSCIENCE, INC.

February 16, 2024	By:	/s/ Oliver P. Peoples
Oliver P. Peoples
President & Chief Executive Officer